UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2015

The Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-10898	41-0518860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

485 Lexington Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(917) 778-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 18, 2015, The Travelers Companies, Inc. (the “Company”) entered into an Underwriting Agreement (the “Agreement”) with Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as the representatives for the several underwriters named in Schedule 1 of the Agreement, for the issuance and sale by the Company of $400,000,000 aggregate principal amount of the Company’s 4.300% Senior Notes due 2045 (the “Notes”). The foregoing description is qualified by reference to the Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated by reference herein. Further information concerning the Notes and related matters is set forth in the Company’s Prospectus Supplement, dated August 18, 2015, which was filed with the Securities and Exchange Commission on August 19, 2015.

The Agreement is not intended to provide factual information or other disclosure other than with respect to the terms of the Agreement itself, and you should not rely on it for that purpose. In particular, any representations and warranties made by us in the Agreement were made solely as of the dates specified in the Agreement, within the specific context of the Agreement, including subject to the qualifications and limitations agreed to by the parties, and only to the other express parties to the Agreement. No other person may rely on such representations and warranties.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 18, 2015

5.4	Opinion of Wendy C. Skjerven, Esq.

5.5	Opinion of Simpson Thacher & Bartlett LLP

23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.5)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2015	THE TRAVELERS COMPANIES, INC.

	By:	/s/ Kenneth F. Spence III
		Name:	Kenneth F. Spence III
		Title:	Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 1.1	Underwriting Agreement, dated August 18, 2015

Exhibit 5.4	Opinion of Wendy C. Skjerven, Esq.

Exhibit 5.5	Opinion of Simpson Thacher & Bartlett LLP

Exhibit 23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.5)